Exhibit 99.1

Iomai Awarded Government Contract, Totaling $128 Million, to Develop Dose-Sparing Patch for Use in an Influenza Pandemic
-- Conference Call to Discuss Contract Scheduled for 1 p.m. Eastern --
GAITHERSBURG, Md., Jan. 17 /PRNewswire-FirstCall/ -- Iomai Corporation (Nasdaq: IOMI) today announced it will receive a contract from the Department of Health and Human Services (DHHS) to fund the company’s development of a dose-sparing patch for use with a pandemic influenza vaccine. If the product is developed through licensure, the total cost reimbursed by DHHS, plus the fixed fee, is estimated to be $128 million. DHHS has allotted approximately $14.5 million to cover performance under this contract through March 31, 2008.
Iomai is developing a skin patch that, when used in conjunction with an injectable influenza vaccine, is designed to stimulate an immune response to even small doses of vaccine. This would allow public health officials to extend vaccine supply in the event of an influenza pandemic.
“We believe our novel immune-boosting patch for use with injectable vaccines for pandemic influenza could play a critical role in addressing the growing concern about vaccine supply in the event of a pandemic,” said Stanley C. Erck, President and Chief Executive Officer of Iomai. “Unfortunately, history suggests that influenza pandemics are inevitable, and given current concerns about the avian H5N1 strain, we are looking to accelerate the development of this product to help alleviate those supply concerns.”
During the course of the contract, the company will be reimbursed for research, development and capital costs associated with the preclinical and clinical testing of the immunostimulant patch. Under the contract, Iomai will develop a plan to bring the product to market and move forward to assess the safety and immunogenicity of the patch. The initial funding will be used to show safety and immunogenicity in humans.
Stretching the Vaccine Supply
Dose-sparing strategies for pandemic influenza could be a significant component of the response to an influenza pandemic. Recent research indicates that even at peak capacity, vaccine production may only be sufficient to vaccinate less than 10 percent of the U.S. population. These concerns prompted DHHS, earlier this year, to call for proposals on ways to “stretch the domestic influenza vaccine supply in the event of an influenza pandemic.” Preclinical work suggests that the Iomai patch could cut the vaccine dose needed to provide protection by as much as 10- to 100-fold, helping to address those supply concerns.
The Iomai approach uses a potent adjuvant, applied to the skin through a patch that is affixed over the site of the injected vaccine. Once the patch is applied, the adjuvant passes into the skin, targeting cells called Langerhans cells. Those specialized skin cells carry the adjuvant into the lymph nodes, where it works to boost an individual’s immune response to the vaccine. This proprietary approach, known as transcutaneous immunization (TCI), has been shown in a clinical study to boost immune responses to traditional influenza vaccines in a group of elderly volunteers.
Ideal for Stockpiling
The patch is designed to be used in conjunction with any pandemic influenza vaccine. It is also designed to be stored and shipped at room temperature, making the product ideal for stockpiling and rapid distribution. The patch is easily applied, requires no equipment to use and is disposable.
In addition to accelerating the pace of research and clinical testing, Iomai will also develop for DHHS a detailed production plan explaining how the company would produce 150 million immunostimulant patches in a six-month period. Though Iomai will soon begin that planning process as laid out by DHHS, the contract announced today does not cover commercial production of the patches; additional funding would be required to produce the patches at the scale needed for stockpiling.

Conference Call Details
Iomai will hold a conference call today to discuss this announcement. To access the live conference call at 1 p.m. Eastern Time via phone, please dial 866-700-6979 from the United States and Canada or 617-213-8836 internationally. The conference ID is 12510795. Please dial in approximately ten minutes prior to the start of the call. A telephone replay will be available beginning approximately one hour after the call through Jan. 24 and may be accessed by dialing 888-286-8010 from the United States and Canada or 617-801-6888 internationally. The replay passcode is 93025186.
To access the live and subsequently archived webcast of the conference call, go to the Investor Relations section of the Company’s website at http://www.iomai.com . Please connect to the web site at least 15 minutes prior to the call to allow for any software download that may be necessary. The webcast is also being distributed through the Thomson StreetEvents Network. Individual investors can listen to the call at www.earnings.com , Thomson’s individual investor portal, powered by StreetEvents. Institutional investors can access the call via Thomson StreetEvents (www.streetevents.com ), a password-protected event management site.
About Iomai Corporation
Iomai Corporation discovers and develops vaccines and immune system stimulants, delivered via a novel, needle-free technology called transcutaneous immunization (TCI). TCI taps into the unique benefits of a major group of antigen-presenting cells found in the outer layers of the skin (Langerhans cells) to generate an enhanced immune response. Iomai is leveraging TCI to enhance the efficacy of existing vaccines, develop new vaccines that are viable only through transcutaneous administration and expand the global vaccine market. Iomai currently has four product candidates in development: three targeting influenza and pandemic flu and one to prevent E. coli-related travelers’ diarrhea. For more information on Iomai, please visit www.iomai.com .
Some matters discussed in this press release constitute “forward-looking statements” that involve known and unknown risks and uncertainties that could cause actual results to differ materially from those expressed or implied by the forward-looking statements. Such forward-looking statements include statements about the anticipated reimbursement from DHHS for the costs associated with testing the immunostimulant patch; the potential future funding authorized by DHHS; the possibility of developing the dose-sparing patch through pre-clinical and clinical testing stages, into licensure and finally into market production; the possible shortage of influenza vaccine in the event of an influenza pandemic; the ability of the immunostimulant patch to reduce the necessary vaccine dosages by magnitudes of 10 to 100; the ability to store the patch safely at room temperature; and Iomai’s ability to develop 150 million immunostimulant patches in six months. Applicable risks and uncertainties include, among others, that Iomai may not meet its contractual milestones in order to fully perform under the contract and thereby receive complete reimbursement from DHHS; that Congress will not authorize sufficient funds for DHHS to fully fund this contract; that DHHS will not authorize all tasks under the contract; that Iomai may not be able to enroll sufficient numbers of patients in its pre-clinical and clinical trials; that the timing and effectiveness of the pre-clinical and clinical trials are dependent on sufficient coordination and cooperation with third parties; that Iomai may be unable to obtain the regulatory approvals necessary to conduct required clinical trials; that pre-clinical and clinical trials fail to indicate that the immunostimulant patch reduces the necessary vaccine dosage by as much as anticipated; and the other risks identified under the heading “Risk Factors” in Iomai’s Quarterly report on Form 10-Q for the three months ended September 30, 2006 and its Annual Report on Form 10-K for the year ended December 31, 2005 and filed with the Securities and Exchange Commission. Iomai cautions investors and others not to place undue reliance on the forward-looking statements contained in this press release. You are encouraged to read the Company’s filings for a discussion of these and other risks and uncertainties which are filed with the Securities and Exchange Commission and available at www.sec.gov. All statements in this press release only speak as of its date, and Iomai undertakes no obligation to update or revise the statements.
SOURCE Iomai Corporation
CONTACT:
Russell P. Wilson, Senior Vice President, Chief Financial Officer and General Counsel of Iomai Corporation,
+1-301-556-4478,
or
investors@iomai.com;
or
Brian Reid of WeissComm Partners, Inc.,
+1-703-402-3626,
or
breid@weisscommpartners.com, for Iomai Corporation/